SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 19, 2002
                                                  (March 14, 2002)


                                     DynCorp
              (Exact name of registrant as specified in its charter)

    Delaware                           1-3879                36-2408747
 (State or other jurisdiction   (Commission File Number)    (IRS Employer
  of incorporation)                                        Identification No.)

        11710 Plaza America Drive, Reston, Virginia             20190
          (Address of principal executive offices)            (Zip Code)

     Registrant's telephone number, including area code: (703) 261-5000





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Item 5. -- Other Events and Regulation FD Disclosure.

On March 14, 2002, the registrant mailed a notice to its stockholders and participants in its Savings and Retirement Plan, Capital Accumulation and Retirement Plan, and former Employee Stock Ownership Plan, advising them that the Board of Directors had authorized management to consider interests of third parties in a merger or sale of the company, which has the potential for increasing share value, but noting that no formal agreement has been negotiated or executed. The notice advised plan participants on how they could cancel outstanding liquidation or distribution orders under the employee plans.

Exhibits

Exhibit 1 Copy of notice sent to the registrant's stockholders and participants in the registrant's Savings and Retirement Plan, Capital Accumulation and Retirement Plan, and former Employee Stock Ownership Plan



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                DynCorp

Date:  March 19, 2002                           /s/ H. Montgomery Hougen
                                              --------------------------------
                                                H. Montgomery Hougen
                                                Vice President and Secretary

                                    Exhibit 1

            INFORMATION REGARDING APRIL 8, 2002 INTERNAL MARKET TRADE

To: DynCorp  stockholders  and  participants  in the Savings and Retirement Plan
(SARP), Capital Accumulation and Retirement Plan (CAP), and former Employee Stock Ownership Plan (ESOP)

From:    DynCorp

Stockholders and plan participants contemplating a sale or liquidation of shares during the next Internal Market Trade, now scheduled for April 8, 2002, should be aware of a development that might affect share value. The Board of Directors has authorized DynCorp management to consider interests of third parties in a merger or sale of the company, which has the potential for increasing share value. Please note that no formal agreement has been negotiated or executed. However it is conceivable that a transaction could be agreed upon or completed within the next 90 days. Because it is possible that such a transaction could result in a higher value than the market price established for the trade ($46.25), stockholders and plan participants should give particular consideration to these circumstances before selling shares in the trade or before diversifying out of company stock accounts in the SARP or CAP.

There canbe no assurance that any transaction will occur, or that any transaction would result in a higher price. It is also possible that the value of the company's shares in future trades could increase or decrease due to company performance or general market conditions. This information is confidential, and it would not be appropriate to discuss it with individuals outside of the company. However, DynCorp believes it is important to provide you with as much information as possible on which to base your decisions with regard to the trade. The following information provides guidance on how to proceed, whether or not you decide to change your election.

     o If you are a record owner of shares and do wish to offer shares for sale in the Internal Market at the current market price of $46.25, follow the instructions in the letter from Buck Investment Services which is being sent with this announcement to record holders. If you do not wish to offer shares for sale, you do not need to do anything.

     o If you are a participant in the SARP or CAP who has previously requested that some or all of your investment in DynCorp common stock be liquidated for distribution or transferred to another investment, you may change your election by calling the T. Rowe Price Participant Account Line at 800-922-9945, no later than 4:00 p.m. Eastern time, Monday, March 25, 2002. Representatives are available on business days between 8:30 a.m. and 10:00 p.m., Eastern time, to assist you. If you do not want to change your request, you do not need to do anything.

     o If you were a participant in the former ESOP who has (a) requested an accelerated distribution of your ESOP stock account through sales in the Internal Stock Market or (b) requested a diversification distribution of your ESOP account shares, you may change your election by signing the enclosed form and mailing it to the ESOP Administrator or faxing the signed form to (703) 261-5363, in time to arrive (1) no later than 5:00 p.m., Eastern time, Monday, April 1,2002, in the case of an accelerated distribution, and (2) no later than 5:00 p.m. Eastern time, Friday, June 14, 2002 in the case of a diversification distribution. If you do not want to change your request, you do not need to do anything.

     SARP and CAP participants who have accumulated salary deferral contributions for investment in DynCorp common stock should be aware that there may not be a sufficient number of shares available for sale in the Internal Market trade on April 8 to meet purchase demand. If that is the case, some or all of your accumulated contributions will continue to be held in the T. Rowe Price Prime Reserve (Restricted Cash)Fund until such time as shares may be available for purchase by the trust.